Exhibit 10(f)

                   PRODUCT LICENSE AND DISTRIBUTION AGREEMENT
                   ------------------------------------------

This Agreement ("this Agreement") is made and entered into as of May 3, 2000, by and between CARIBBEAN PACIFIC INTERNATIONAL, INC., a Florida corporation, with its principal place of business located at 1308 Rose Blvd., Orlando, FL 32839 ("CPI") and CARIBBEAN PACIFIC NATURAL PRODUCTS, INC., a Delaware corporation, with its principal place of business located at 396 Broadway, Suite 1001, New York, NY 10013 ("CPNP").

WHEREAS, CPI is the owner of and has the right to grant licenses with respect to certain Technology (as hereinafter defined), the Trademark (as hereinafter defined), and the Products (as hereinafter defined);

WHEREAS, CPI wishes to grant CPNP and exclusive license to the Technology and the Trademark solely for using and selling the Products in the Territory (as hereinafter defined) related to the Licensed Use (as hereinafter defined), and CPNP wishes to receive such a license, on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, CPI and CPNP hereby agrees as follows:

1. Definitions
--------------

1.1 "Affiliate" of a party means any corporation or other business entity directly or indirectly controlled by, or under common control with, such party; as used herein, the tern "control" means possession of the power to direct, or cause the direction of the management and policies of a corporation or other entity whether through the ownership of voting securities, by contract or otherwise.

1.2 "Licensed Use" means use of the Products by consumers for any purpose including by not limited to skin care and sun protection.

1.3."Products" means CPI's current Product List as attached hereto as Exhibit "A", and any current or future modification to or brand extensions of the Products, including any new products designed or formulated by CPI prior and subsequent to the date of this Agreement.

1.4 "Technology" means CPI's information and know-how related to the Products, which is relevant to the promotion, marketing and sale of the Products for the Licensed Use in the Territory, and which is provided to CPNP by CPI pursuant this Agreement.

1.5 "Territory" means, throughout the World, both retail and wholesale sales outlets, including retail stores, mail order, Internet sales, hotels and resorts, sports and entertainment facilities, convention and group sales, mass merchandise outlets, and any all other types of marketing and distribution.

1.6 "Trademark" means the marks "Caribbean Pacific", "Surf `n Sol", "Ski `n Sol", "Sportsol", "Golf `n Sol", "Solcreme", "Virgin Sol", "Sabate", and "Coral Sol", and any pending or future trademarks obtained in the future by CPI.

2. Exclusive License
--------------------

2.1 Pursuant to the terms of this Agreement, CPI hereby appoints CPNP as the exclusive licensee: (a) to manufacture, market, sell and distribute the Products in the Territory, and (b) use the Trademark and Technology in the Territory solely in connection with manufacturing, marketing, selling and distributing the Products, both solely for the Licensed Use in the Territory.

2.2 For the purposes of this Agreement, "exclusive" shall mean that CPI will not directly or indirectly manufacture, market, sell and distribute the Products to any other person or entity in the Territory for the Licensed Use in the Territory. CPI's retained rights in the Territory are limited to the right to conduct any research and development activity and shall not create product in competition with Products licensed to CPNP or created in the future by CPNP.

2.3 If, during the term of this Agreement, CPI, CPNP, or jointly CPI and CPNP, develop new products or otherwise azquire any modifications to the formulation of the Products that are able to be sold or licensed, such new products or modification shall be the sole and exclusive property of CPI; provided, that CPNP shall become CPI's exclusive licensee in the Territory with respect to those modifications, under the same terms as those herein. Any products developed by CPNP shall be the sole property of CPNP and shall not be subject to the terms and conditions of this Agreement.

3. Technology, Regulation and the Market
----------------------------------------

3.1 CPNP shall manufacture, promote, market, distribute and sell the Products for the Licenses Use in the Territory. CPI shall from time to time furnish CPNP with Technology as ans to the extent CPI reasonably determines to assist CPNP's efforts to manufacture, promote, market, distribute and sell the Products for the Licensed Use in the Territory.

3.2 CPI shall also furnish such additional Technology as CPNP may reasonably request in connection with any regulatory compliance regarding the manufacture, promotion, marketing, distribution or sale of the Products for the Licensed Use in the Territory.

3.3 CPI shall be responsible for all decisions and actions regarding regulatory matters relating to or involving products. CPI shall, with respect to any such regulatory matters, (a) act as a liaison with the FDA or other governmental authority; (b) prepare and make all submissions regarding the regulatory matter;
(c) monitor all studies pertinent to the regulatory matter; and (d) obtain regulatory approvals, as reasonably deemed necessary by CPI. CPNP shall promptly cooperate with CPI with respect to such regulatory matters by providing data and information at CPI's reasonable request. Nevertheless, CPNP shall maintain its own counsel for FDA or other regulatory matters, for the sole purpose of advising CPNP with regard to such regulatory matters and to any data, information, or suggestions that CPNP may provide to CPI, either at CPI's request or at CPNP's discretion.

3.4 Each of the parties shall promptly notify the other party in writing of any technical or clinical advances, useful modifications, side effects, or new government regulations relating to the Products that shall come to its knowledge. CPNP must promptly inform CPI of all actions and communications (even if believed by CPNP to be without foundation) by or threatened by a regulatory or other governmental authority in the Territory relating to the Products.

3.5 CPNP shall notify CPI promptly in writing of any new market trends in relation to the Products that shall come to its knowledge and of any new Products which might be competitive with the Products together with full details thereof including prices and copies of any known promotional material.

4. License Royalty Payment
--------------------------

4.1 A License Royalty Payment equal to 5% of the Collected Gross Sales of the Products sold by CPNP shall be payable to CPI for a period of four (4) years from the date of this Agreement. Such Payment shall be made on or before the fifteenth (15th) calendar day of each month for the calendar month immediately preceding for sales actually collected by CPNP in accordance with generally accepted accounting practices during such calendar month.

5.  Maintenance of Quality
--------------------------

5.1 Manufacturing Standards

CPNP shall be responsible for maintaining commercially acceptable quality control standards in all manufacturing relating to the Products.

5.2 Use of Trademark

5.2.1 CPNP agrees to use the Trademark in accordance with good customary trademark practice, and to avoid taking any action that would in any manner impair or detract from the value of the Trademark or the goodwill and reputation of CPI. CPNP acknowledges CPI's ownership of the Trademark and related goodwill in the Territory. CPI specifically acknowledges and consents to the use of the Trademark "Caribbean Pacific" in the corporate name of CPNP.

5.2.2 Quality and Maintenance of Standards. CPNP agrees that the nature and quality of all of CPNP's advertising, promotional, and other related uses of the Trademark pursuant to this Agreement shall conform to standards which shall be from time-to-time mutually agreed upon by CP and CPNP. CPNP agrees to cooperate with CPI in facilitating CPI's control of such nature and quality, and to supply CPI with specimens of all uses of the Trademark.

6. Confidentiality
------------------

During the term of this Agreement CPNP shall keep confidential and not disclose to others or use for any purpose other than as expressly authorized herein, any confidential information supplied by CPI or its employees or representatives and identified as confidential ("Confidential Information"). CPNP shall ensure that its employees and agents shall likewise maintain the secrecy of Confidential Information, and shall comply with the confidentiality and non-use provisions of this Section. The obligation of confidentiality shall not apply to the extent that CPNP can establish that the Confidential Information at issue: (i) entered the public domain without CPNP's breach of any obligation owed to the disclosing party; (ii) was permitted to be disclosed by CPI's prior written consent; (iii) had become known to CPNP from a source other than CPI, other than by breach of a confidentiality obligation owed to CPI; (iv) was disclosed to CPI to a third party without Agreement. Further, disclosure may be made pursuant to a requirement of law, or of judicial or administrative process, provided that CPNP shall promptly inform CPI in advance of such disclosure so that CPI may seek a protective order regarding the disclosed Confidential Information.

7.  Representations, Warranties, and Covenants
----------------------------------------------

7.1 CPI Representations, Warranties and Covenants

CPI hereby represents, warrants and covenants the following:

7.1.1 CPI is a corporation duly organized, existing and in good standing under the laws of Florida, with full right, power and authority to enter into and perform this Agreement and to grant all of the rights, powers, and authorities herein granted.

7.1.2 The execution, delivery and performance of this Agreement do not conflict with, violate, or breach any agreement to which CPI is a party, or CPI articles of incorporation or bylaws.

7.1.3 This Agreement has been duly executed and delivered by CPI and is a legal, valid and binding obligation enforceable against CPI in accordance with its terms.

7.1.4 CPI shall comply with all applicable laws, consent decrees and regulations of any federal, state, or other governmental authority.

7.1.5 To the best of CPI knowledge and belief as of the date of this Agreement, there are no issued or pending patent or trademark applications relating to the Products that would prevent CPNP from using or selling the Products in the Territory for its Licensed Use.

7.2 CPNP's Representations, Warranties and Covenants

CPNP hereby represents, warrants, and covenants the following:

7.2.1 CPNP is a corporation duly organized, existing and in good standing under the laws of the

State of Delaware, with full rights, power, and authority to enter into and perform this Agreement and to grant all of the rights, powers and authorities herein granted.

7.2.2 The execution, delivery and performances of this Agreement do not conflict with, violate or breach any agreement to which CPNP is a party, or CPNP's articles of incorporation or bylaws.

7.2.3 This Agreement has been duly executed and delivered by CPNP and is a legal, valid and binding obligation enforceable against CPNP in accordance with its terms.

7.2.4 CPNP shall comply with all applicable laws, consent decrees, and regulations of any federal state or other governmental authority.

7.2.5 CPNP shall in good faith make its best efforts and make reasonable expenditures to market and promote sales of the Products for its Licensed Use in the Territory.

7.2.6 During the term of this Agreement CPI and its Officers, Directors and key employees that are deemed to have material knowledge of proprietary technology shall not, without CPNP's prior written consent, directly or indirectly manufacture, promote or sell any other products for use in the Territory which compete in any manner with the Products.

8. Indemnification
------------------

8.1 CPI shall at all times during and after the term of this Agreement be responsible for, and shall defend, indemnify, and hold CPNP harmless from and against any and all losses, claims, suits, proceedings, and expenses, recoveries, and damages, including reasonable legal expenses and costs including attorneys' fees, arising out of any claim by a third party relating to the Products, or any aspect of the performance of this Agreement, to the extent such liability results from the negligence or willful misconduct of CPI, or any breach of a representation or warranty given herein by CPI; provided, however, that CPNP shall give CPI prompt notice of any such claim or lawsuit and, provided further, that CPI shall have the right to compromise, settle, or defend such claim or lawsuit.

8.2 CPNP shall at all times during and after the term of this Agreement be responsible for, and shall defend, indemnify and hold CPI harmless from and against any and all losses, claims, suits, proceedings, expenses, recoveries and damages, including reasonable legal expenses and costs including attorney's fees, arising out of any claim by a third party relating to any aspect of the performance of this Agreement, to the extent such liability results from the negligence or willful misconduct of CPNP, or any breach of a representation or warranty given herein by CPNP; provided, however, that CPI shall give CPNP prompt notice of any such claim or lawsuit and provided further, that CPNP shall have the right to compromise, settle, or defend such claim or lawsuit.

8.3 Each party shall maintain a comprehensive Products liability insurance policy with respect to the Products, in an amount of not less than One Million Dollars ($1,000,000) per occurrence with a deductible of not more than Ten Thousand Dollars ($10,000). Each party shall name the other party as an additional insured under such policy, the terms of which shall be reasonably acceptable to the other party. Each party shall promptly provide the other party with a certificate from the applicable insurance company verifying the above and undertaking to notify the other party directly at least thirty (30) days prior to the expiration or termination of such coverage.

9. Term and Termination
-----------------------

9.1 This Agreement shall commence as of the date first written above (the "Effective Date"), and, unless sooner terminated as provided herein, this Agreement shall continue in force for twenty-five years (25) from the Effective Date.

9.2 Termination
---------------

9.2.1 Termination by Mutual Consent. This Agreement shall terminate upon the mutual written agreement of the parties.

9.2.2 Termination for Material Breach. If either party breaches or defaults in the performance or observance of any of the material provisions of this Agreement, and such breach or default is not cured within thirty (30) days after the giving of notice by the other partly specifying such breach or default, the non-defaulting party shall have the right to terminate this Agreement, effective with ten (10) days further notice to the defaulting party.

9.2.3 In the event of any occurrence giving rise thereto shall not constitute waiver of the rights in the event of any subsequent occurrence.

9.3 Surviving Provisions
------------------------

9.3.1 The provisions of Sections 1, 6, 7, 8, 9.3, 10 and 11 hereof shall survive any expiration or termination of this Agreement, except as otherwise provided herein.

9.3.2 Except as otherwise provided in this Agreement upon any expiration or termination of this Agreement:

         (a) All rights, privileges and licenses shall immediately terminate and revert to CPI, and CPNP shall not thereafter make any use whatsoever of any Technology or the Trademark, and shall not further market, sell or distribute the Products;

         (b) CPNP shall promptly return or provide CPI all Technology and other similar information regarding the Products;

         (c) CPNP shall promptly destroy or transfer to CPI at CPI's election, all marketing, labeling or advertising materials relating to the Products or Trademark; and

         (d) CPNP shall promptly pay to CPI all amounts due to CPI pursuant to the terms of this Agreement.

10.  Force Majeure
------------------

Neither party shall be liable for any default or delay in such party's performance if such default or delay is caused by any event beyond the reasonable control of such party, including but not limited to: act of God; war or insurrection; civil commotion; destruction of essential facilities or materials by earthquake, fire, flood or storm; labor disturbances; epidemic; or other similar event; provided, however, that the party so affected will give prompt notice of such event, and shall use its best efforts to avoid, remove, or alleviate such causes of nonperformance and shall continue performance hereunder with the utmost dispatch whenever such causes are removed.

11. Miscellaneous
-----------------

11.1 Entire Agreement - Modifications

This Agreement sets forth and constitutes the entire agreement and understanding between the parties with respect to the subject matter hereof, and supercedes any and all prior agreements, understandings, promises and representation, whether written or oral, between the parties with respect to the subject matter hereof. This Agreement may not be released, discharged, amended or modified in any manner except by an instrument in writing, making specific reference to this Agreement and signed duly by authorized representatives of both parties.

11.2 Relationship of the Parties

The relationship hereby established between CPI and CPNP is solely that of independent contractors. This Agreement shall not create agency, partnership, joint venture or employer/employee relationship, and nothing hereunder shall be deemed to authorize either party to act for, represent or bind the other except as expressly provided in this agreement.

11.3 Severability

If and solely to the extent that any provision of this Agreement shall be invalid or unenforceable, or shall render this entire Agreement to be unenforceable or invalid, such offending provision shall be of no effect and shall not affect the validity of the remainder of this Agreement or any of its provisions; provided, however, the parties shall use their respective reasonable efforts to renegotiate the offending provisions to best accomplish the original intentions of the parties.

11.4 Assignment

Neither party may assign any right or obligation hereunder without the written consent of the other party. This Agreement shall be binding upon and inure to the benefit of the parties' respective successors and assigns. Any attempted assignment in violation of this provision shall be void and of no effect.

11.5 Choice of Law

This Agreement is deemed to have been entered into in the State of New York, and its interpretation, construction and remedies for its enforcement or breach are to be applied pursuant to and in accordance with the laws of the State of New York.

11.6 Waiver

No waiver of any right under this Agreement shall be deemed effective unless contained in writing and signed by the party charged with such waiver, and no waiver of any right shall be deemed to be a waiver of any future right or any other right arising under this Agreement. All rights, remedies, undertakings, obligations, and agreements contained in this Agreement shall be cumulative and none of them shall be a limitation of any other remedy, right, undertaking, obligation or agreement.

11.7 Headings

Headings in this Agreement are included for ease of reference only and shall have no legal effect.

11.8 Notice

Any notice, consent, or approval permitted or required under this Agreement shall be in writing and shall be sent by registered or certified mail, postage pre-paid, or by overnight courier, or by facsimile or telex (confirmed by mail) to the addresses set forth above or to such other address in the United States that the parties may hereafter specify. All notices shall be deemed to be effective on the date of receipt.

11.9 Publicity

Neither party shall issue any press release or other publicity materials, or make any presentation with respect to the existence of this Agreement or the terms and conditions hereof without the prior written consent of the other party, which consent shall not be unreasonably withheld. This restriction shall not apply to disclosures required by law or regulation, including as may be required in connection with any filings made with the Securities and Exchange Commission or by the disclosure policies of a major Stock Exchange.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date and year written above.

CARIBBEAN PACIFIC INTERNATIONAL, INC.

By:    /s/ Bob R. Hamner
       -----------------

Name:  Bob R. Hamner
Title: President

CARIBBEAN PACIFIC NATURAL PRODUCTS, INC.

By:    /s/ William J. Reilly
       ---------------------

Name:  William J. Reilly
Title: Secretary